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                                                                    EXHIBIT 23.2





                          INDEPENDENT AUDITOR'S CONSENT





We consent to the use in the Registration Statement and Prospectus of Mendell Energy Technologies, Inc. of our report dated March 3, 2001, accompanying the consolidated financial statements of Mendell Energy Technologies, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



/s/ HEIN + ASSOCIATES LLP
HEIN + ASSOCIATES LLP

Denver, Colorado
August 8, 2001